Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Reports Operating Income Up 13% on Record Revenue
for Fiscal 2019

●	Record fourth quarter and full fiscal year revenue of $44.5 million and $160.9 million
●	Service segment continued to deliver strong organic growth of 13.6% and 8.6% in the fourth quarter and fiscal 2019 period, respectively, when normalizing for a 52-week fiscal year
●	Consolidated gross margin expanded 20 basis points in the fourth quarter and 40 basis points for the full fiscal year
●	Achieved record net income of $2.7 million, or $0.35 per diluted share, for the fourth quarter and record net income of $7.1 million, or $0.95 per diluted share, for full fiscal 2019
●	Generated $12.6 million of cash from operations in fiscal 2019, up $2.7 million or 27% from fiscal 2018

ROCHESTER, NY, May 21, 2019 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 30, 2019 (“fiscal 2019”). Transcat operates on a 52/53 week fiscal year, ending the last Saturday in March. In a 52-week fiscal year, each of the four quarters is a 13-week period. In a 53-week fiscal year (which occurs once every five or six years), the last quarter is a 14-week period. Fiscal 2019 consisted of 52 weeks while the fiscal year ended March 31, 2018 (“fiscal 2018”) consisted of 53 weeks. Results include the previously-reported acquisition of Angel’s Instrumentation, Inc (“Angel’s”), effective as of August 31, 2018.

“The continued execution of our strategic plan, strength of our value proposition and favorable U.S. macro environment drove record sales and net income for the fiscal year,” commented Lee D. Rudow, President and CEO. “The Service segment continued to deliver from a sales perspective, marking an impressive 10 years, or 40 consecutive quarters, of year-over-year quarterly sales growth. Our Service organic growth rate was strong, particularly when normalizing for the extra week from last year, as we have been successful in taking market share, especially within the life science market. Our Distribution business performed well as we continued to execute our strategy of driving higher margin core product sales and rentals, which resulted in enhanced segment profitability.

“We continue to have confidence in our ability to grow Service segment revenue and expect to improve our margins over time as we overcome short-term productivity pressures related to this growth. We are improving our processes around the hiring, training and onboarding of our ever-expanding technical workforce. In addition, we believe automation and improvements of our calibration service process will aid productivity improvement throughout our network of 21 labs.”

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

Fourth Quarter Fiscal 2019 Review (Results compared with the fourth quarter of fiscal 2018)

($ in thousands)			Change
	FY19 Q4	FY18 Q4	$'s	%
Service Revenue	$24,322	$21,955	$2,367	10.8%
Distribution Sales	20,171	20,497	(326)	(1.6%)
Revenue	$44,493	$42,452	$2,041	4.8%
Gross Profit	$11,543	$10,895	$648	5.9%
Gross Margin	25.9%	25.7%
Operating Income	$3,634	$3,503	$131	3.7%
Operating Margin	8.2%	8.3%
Net Income	$2,660	$2,454	$206	8.4%
Net Margin	6.0%	5.8%
Adjusted EBITDA*	$5,591	$5,310	$281	5.3%
Adjusted EBITDA* Margin	12.6%	12.5%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Transcat achieved record quarterly revenue of $44.5 million, up 4.8% even with one less week in fiscal 2019. Revenue on a normalized basis increased 12.9%, as strong U.S. sales more than offset continued softness in Canada. Higher gross profit and margin helped to offset continued investments to support growth as operating expenses were up $0.5 million, or 7.0%. As a result, operating income increased $0.1 million. The effective tax rate was 20.7% for the quarter compared with 25.2% for the previous fiscal year’s fourth quarter.

Service segment continues to deliver strong U.S. organic growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (55% of total revenue for the fourth quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q4	FY18 Q4	$'s	%
Service Segment Revenue	$24,322	$21,955	$2,367	10.8%
Gross Profit	$6,731	$6,267	$464	7.4%
Gross Margin	27.7%	28.5%
Operating Income	$2,431	$2,420	$11	0.5%
Operating Margin	10.0%	11.0%
Adjusted EBITDA*	$3,804	$3,637	$167	4.6%
Adjusted EBITDA* Margin	15.6%	16.6%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Service revenue increased 10.8%, inclusive of acquired revenue from Angel’s. Organic Service revenue growth was 7.0% in the quarter or 13.6% on a normalized basis for 52 weeks versus 53 weeks. Higher revenue was the result of new business from the highly-regulated life sciences market and growth in other regulated sectors.

The segment gross margin was negatively impacted by soft Canada results and the short-term productivity impact from strong revenue growth.

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

Distribution segment shows strong margins

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (45% of total revenue for the fourth quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q4	FY18 Q4	$'s	%
Distribution Segment Sales	$20,171	$20,497	$(326)	(1.6%)
Gross Profit	$4,812	$4,628	$184	4.0%
Gross Margin	23.9%	22.6%
Operating Income	$1,203	$1,083	$120	11.1%
Operating Margin	6.0%	5.3%
Adjusted EBITDA*	$1,787	$1,673	$114	6.8%
Adjusted EBITDA* Margin	8.9%	8.2%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Part of the Company’s strategic focus continues to be on improving Distribution segment gross profit by driving higher value and higher margin opportunities. As a result, the segment gross profit improved 4.0% and segment gross margin expanded 130 basis points. This increase was due to a mix of higher margin new product sales and increased rentals which have a higher margin profile, and pricing initiatives as part of the Company’s operational excellence program. Rental revenue was up 21.2% to $1.2 million.

Full-Year Fiscal 2019 Review (Results compared with fiscal 2018)

($ in thousands)			Change
	FY19	FY18	$'s	%
Service Revenue	$84,041	$77,445	$6,596	8.5%
Distribution Sales	76,857	77,696	(839)	(1.1%)
Revenue	$160,898	$155,141	$5,757	3.7%
Gross Profit	$39,343	$37,441	$1,902	5.1%
Gross Margin	24.5%	24.1%
Operating Income	$10,229	$9,026	$1,203	13.3%
Operating Margin	6.4%	5.8%
Net Income	$7,145	$5,922	$1,223	20.7%
Net Margin	4.4%	3.8%
Adjusted EBITDA*	$17,826	$16,368	$1,458	8.9%
Adjusted EBITDA* Margin	11.1%	10.6%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Consolidated revenue of $160.9 million was up 6.2% on a normalized basis. Excluding acquired revenue from Angel’s, the Company’s organic Service revenue increased 6.1% or 8.6% on a normalized basis.

As a percentage of revenue, consolidated operating expenses were 18.1%, down 20 basis points. As a result, operating income increased $1.2 million, or 13.3%, to $10.2 million, and operating margin expanded 60 basis points.

The fiscal 2019 effective tax rate was down to 22.6% compared with 25.5% in fiscal 2018, given the full fiscal year benefit of the U.S. Tax Cuts and Jobs Act enacted in the third quarter of fiscal 2018. Transcat achieved record net income of $7.1 million or diluted earnings per share of $0.95, up $0.14 or 17.3%.

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

Adjusted EBITDA improved 8.9% to $17.8 million and as a percent of total revenue was up 50 basis points to 11.1%. See Note 1 on page 5 for a description of this non-GAAP financial measure and page 10 for the Adjusted EBITDA Reconciliation table.

Balance Sheet and Cash Flow Overview

Net cash provided by operating activities increased 27.2% to $12.6 million. Capital expenditures were $7.0 million for fiscal 2019, with investments focused on customer-driven expansion of Service segment capabilities and the Company’s growing rental business.

At March 30, 2019, the Company had total debt of $21.0 million, with $23.5 million available under its secured revolving credit facility. Total debt at fiscal year-end was down $1.8 million from the prior fiscal year end. The Company’s leverage ratio, as defined in its credit agreement, was 1.12 at March 30, 2019, compared with 1.40 at fiscal 2018 year-end.

Outlook

Mr. Rudow concluded, “We are proud of our team for delivering solid growth in revenue and profitability this year as we made significant strides executing our strategic plan. As we have said, we are on a long-term operational excellence journey, which includes a number of initiatives and investments aimed at delivering a differentiated level of service and enhancing our margin profile. We have seen the early benefits within the Distribution business, and the longer-term Service segment initiatives for productivity, including automation, are moving in the right direction. While we would like to accelerate the process, we are confident in the actions we are taking and believe we will begin to see some of the early benefits within Service this upcoming fiscal year.

“We kicked off the new fiscal year with a strong balance sheet and the financial flexibility to continue to execute our strategic growth plan. Combined with our robust pipelines for new business and acquisitions, we believe that fiscal 2020 will be a year of revenue and margin growth.”

Transcat expects its income tax rate to range between 22% and 23% in fiscal 2020. This estimate includes Federal, various state, and Canadian income taxes and reflects the increased discrete tax accounting windfall associated with share-based payment awards. In particular, this impact is expected to result in a significantly lower first quarter fiscal 2020 tax rate of between 10% and 11%.

The Company anticipates total capital expenditures to be approximately $7.8 million to $8.2 million in fiscal 2020, with the majority of the incremental capital expenditures in excess of fiscal 2019 spend levels planned for growth-oriented opportunities within both of its operating segments. Maintenance/existing asset replacements are expected to be consistent with fiscal 2019 at approximately $1.0 million to $1.5 million.

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, May 22, 2019 at 11:00 a.m. Eastern Time. Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. Eastern Time on the day of the call through Wednesday, May 29, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13689948, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

NOTE 1 – Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 10.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer	Deborah K. Pawlowski
Chief Financial Officer	Investor Relations
(585) 563-5766	(716) 843-3908
mtschiderer@transcat.com	dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

The Company plans on timely filing its Annual Report on Form 10-K before the required filing date.

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	March 30,	March 31,	March 30,	March 31,
	2019	2018	2019	2018
Service Revenue	$24,322	$21,955	$84,041	$77,445
Distribution Sales	20,171	20,497	76,857	77,696
Total Revenue	44,493	42,452	160,898	155,141

Cost of Service Revenue	17,591	15,688	63,096	57,523
Cost of Distribution Sales	15,359	15,869	58,459	60,177
Total Cost of Revenue	32,950	31,557	121,555	117,700

Gross Profit	11,543	10,895	39,343	37,441

Selling, Marketing and Warehouse
Expenses	4,689	4,317	16,956	16,564
General and Administrative Expenses	3,220	3,075	12,158	11,851
Total Operating Expenses	7,909	7,392	29,114	28,415

Operating Income	3,634	3,503	10,229	9,026

Interest and Other Expense, net	279	224	994	1,078

Income Before Income Taxes	3,355	3,279	9,235	7,948
Provision for Income Taxes	695	825	2,090	2,026

Net Income	$2,660	$2,454	$7,145	$5,922

Basic Earnings Per Share	$0.37	$0.34	$0.99	$0.83
Average Shares Outstanding	7,208	7,152	7,196	7,124

Diluted Earnings Per Share	$0.35	$0.33	$0.95	$0.81
Average Shares Outstanding	7,553	7,376	7,515	7,303

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	March 30,	March 31,
	2019	2018
ASSETS
Current Assets:
Cash	$788	$577
Accounts Receivable, less allowance for doubtful accounts of $338 and $296 as of March 30, 2019 and March 31, 2018, respectively	27,469	24,684
Other Receivables	1,116	1,361
Inventory, net	14,304	12,651
Prepaid Expenses and Other Current Assets	1,329	1,240
Total Current Assets	45,006	40,513
Property and Equipment, net	19,653	17,091
Goodwill	34,545	32,740
Intangible Assets, net	5,233	5,505
Other Assets	793	973
Total Assets	$105,230	$96,822

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$14,572	$13,535
Accrued Compensation and Other Liabilities	5,450	5,240
Income Taxes Payable	228	232
Current Portion of Long-Term Debt	1,899	2,143
Total Current Liabilities	22,149	21,150
Long-Term Debt	19,103	20,707
Deferred Tax Liability	2,450	1,709
Other Liabilities	1,898	1,908
Total Liabilities	45,600	45,474

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,210,882 and 7,155,050 shares issued and outstanding as of March 30, 2019, and March 31, 2018, respectively	3,605	3,578
Capital in Excess of Par Value	16,467	14,965
Accumulated Other Comprehensive Loss	(611)	(281)
Retained Earnings	40,169	33,086
Total Shareholders' Equity	59,630	51,348
Total Liabilities and Shareholders' Equity	$105,230	$96,822

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For Fiscal Years Ended
	March 30,	March 31,
	2019	2018
Cash Flows from Operating Activities:
Net Income	$7,145	$5,922
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	8	133
Deferred Income Taxes	741	765
Depreciation and Amortization	6,361	5,991
Provision for Accounts Receivable and Inventory Reserves	297	92
Stock-Based Compensation	1,327	1,411
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(2,385)	(2,952)
Inventory	(1,100)	(1,674)
Prepaid Expenses and Other Assets	(39)	(259)
Accounts Payable	963	1,920
Accrued Compensation and Other Liabilities	(804)	(686)
Income Taxes Payable	47	(789)
Net Cash Provided by Operating Activities	12,561	9,874

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(6,998)	(5,882)
Proceeds from Sale of Property and Equipment	16	11
Business Acquisitions, net of cash acquired	(3,614)	-
Payment of Contingent Consideration & Holdbacks Related to Business Acquisitions	(308)	-
Net Cash Used in Investing Activities	(10,904)	(5,871)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	(2,261)	(9,878)
Proceeds from Term Loan	2,500	7,143
Repayments of Term Loan	(2,087)	(1,726)
Issuance of Common Stock	285	931
Repurchase of Common Stock	(145)	(360)
Stock Option Redemption	-	(90)
Net Cash Used in Financing Activities	(1,708)	(3,980)

Effect of Exchange Rate Changes on Cash	262	(288)

Net Increase (Decrease) in Cash	211	(265)
Cash at Beginning of Year	577	842
Cash at End of Year	$788	$577

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428	$1,488	$1,569	$2,660	$7,145
+ Interest Expense	206	197	250	250	903
+ Other Expense / (Income)	19	(2)	45	29	91
+ Tax Provision	372	493	530	695	2,090
Operating Income	$2,025	$2,176	$2,394	$3,634	$10,229
+ Depreciation & Amortization	1,567	1,500	1,666	1,628	6,361
+ Other (Expense) / Income	(19)	2	(45)	(29)	(91)
+ Noncash Stock Compensation	269	337	363	358	1,327
Adjusted EBITDA	$3,842	$4,015	$4,378	$5,591	$17,826

Segment Breakdown

Service Operating Income	$1,068	$1,125	$578	$2,431	$5,202
+ Depreciation & Amortization	1,189	1,116	1,248	1,201	4,754
+ Other (Expense) / Income	(13)	(1)	(35)	(20)	(69)
+ Noncash Stock Compensation	146	174	190	192	702
Service Adjusted EBITDA	$2,390	$2,414	$1,981	$3,804	$10,589

Distribution Operating Income	$957	$1,051	$1,816	$1,203	$5,027
+ Depreciation & Amortization	378	384	418	427	1,607
+ Other (Expense) / Income	(6)	3	(10)	(9)	(22)
+ Noncash Stock Compensation	123	163	173	166	625
Distribution Adjusted EBITDA	$1,452	$1,601	$2,397	$1,787	$7,237

	Fiscal 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856	$781	$1,831	$2,454	$5,922
+ Interest Expense	236	281	250	251	1,018
+ Other Expense / (Income)	36	(10)	61	(27)	60
+ Tax Provision	283	406	512	825	2,026
Operating Income	$1,411	$1,458	$2,654	$3,503	$9,026
+ Depreciation & Amortization	1,487	1,497	1,543	1,464	5,991
+ Other (Expense) / Income	(36)	10	(61)	27	(60)
+ Noncash Stock Compensation	499	332	264	316	1,411
Adjusted EBITDA	$3,361	$3,297	$4,400	$5,310	$16,368

Segment Breakdown

Service Operating Income	$885	$790	$1,063	$2,420	$5,158
+ Depreciation & Amortization	1,110	1,107	1,126	1,054	4,397
+ Other (Expense) / Income	(28)	4	(45)	8	(61)
+ Noncash Stock Compensation	249	168	134	155	706
Service Adjusted EBITDA	$2,216	$2,069	$2,278	$3,637	$10,200

Distribution Operating Income	$526	$668	$1,591	$1,083	$3,868
+ Depreciation & Amortization	377	390	417	410	1,594
+ Other (Expense) / Income	(8)	6	(16)	19	1
+ Noncash Stock Compensation	250	164	130	161	705
Distribution Adjusted EBITDA	$1,145	$1,228	$2,122	$1,673	$6,168

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2019 Q4	FY 2018 Q4	$'s	%
Service Revenue	$24,322	$21,955	$2,367	10.8%
Cost of Service Revenue	17,591	15,688	1,903	12.1%
Gross Profit	$6,731	$6,267	$464	7.4%
Gross Margin	27.7%	28.5%

Selling, Marketing & Warehouse Expenses	$2,447	$2,207	$240	10.9%
General and Administrative Expenses	1,853	1,640	213	13.0%
Operating Income	$2,431	$2,420	$11	0.5%
% of Revenue	10.0%	11.0%

			Change
DISTRIBUTION	FY 2019 Q4	FY 2018 Q4	$'s	%
Distribution Sales	$20,171	$20,497	($326)	(1.6%)
Cost of Distribution Sales	15,359	15,869	(510)	(3.2%)
Gross Profit	$4,812	$4,628	$184	4.0%
Gross Margin	23.9%	22.6%

Selling, Marketing & Warehouse Expenses	$2,242	$2,110	$132	6.3%
General and Administrative Expenses	1,367	1,435	(68)	(4.7%)
Operating Income	$1,203	$1,083	$120	11.1%
% of Sales	6.0%	5.3%

			Change
TOTAL	FY 2019 Q4	FY 2018 Q4	$'s	%
Total Revenue	$44,493	$42,452	$2,041	4.8%
Total Cost of Revenue	32,950	31,557	1,393	4.4%
Gross Profit	$11,543	$10,895	$648	5.9%
Gross Margin	25.9%	25.7%

Selling, Marketing & Warehouse Expenses	$4,689	$4,317	$372	8.6%
General and Administrative Expenses	3,220	3,075	145	4.7%
Operating Income	$3,634	$3,503	$131	3.7%
% of Revenue	8.2%	8.3%

Transcat Reports Operating Income Up 13% on Record Revenue for Fiscal 2019
May 21, 2019

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2019 YTD	FY 2018 YTD	$'s	%
Service Revenue	$84,041	$77,445	$6,596	8.5%
Cost of Service Revenue	63,096	57,523	5,573	9.7%
Gross Profit	$20,945	$19,922	$1,023	5.1%
Gross Margin	24.9%	25.7%

Selling, Marketing & Warehouse Expenses	$8,807	$8,517	$290	3.4%
General and Administrative Expenses	6,936	6,247	689	11.0%
Operating Income	$5,202	$5,158	$44	0.9%
% of Revenue	6.2%	6.7%

			Change
DISTRIBUTION	FY 2019 YTD	FY 2018 YTD	$'s	%
Distribution Sales	$76,857	$77,696	($839)	(1.1%)
Cost of Distribution Sales	58,459	60,177	(1,718)	(2.9%)
Gross Profit	$18,398	$17,519	$879	5.0%
Gross Margin	23.9%	22.5%

Selling, Marketing & Warehouse Expenses	$8,149	$8,047	$102	1.3%
General and Administrative Expenses	5,222	5,604	(382)	(6.8%)
Operating Income	$5,027	$3,868	$1,159	30.0%
% of Sales	6.5%	5.0%

			Change
TOTAL	FY 2019 YTD	FY 2018 YTD	$'s	%
Total Revenue	$160,898	$155,141	$5,757	3.7%
Total Cost of Revenue	121,555	117,700	3,855	3.3%
Gross Profit	$39,343	$37,441	$1,902	5.1%
Gross Margin	24.5%	24.1%

Selling, Marketing & Warehouse Expenses	$16,956	$16,564	$392	2.4%
General and Administrative Expenses	12,158	11,851	307	2.6%
Operating Income	$10,229	$9,026	$1,203	13.3%
% of Revenue	6.4%	5.8%